As filed with the Securities and Exchange Commission on May 8, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Black Knight Financial Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4798491 (I.R.S. Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-5100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael L. Gravelle
Executive Vice President, General Counsel and Corporate Secretary
Black Knight Financial Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-5100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Alexander D. Lynch, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000 (Phone)
(212) 310-8007 (Fax)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by the Registrant.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Share/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A common stock, $0.0001 par value per share	(1)	(2)

(1)
An unspecified aggregate initial offering price and number of shares of Class A common stock is being registered hereunder, as may from time to time be offered at indeterminate prices, and as may be issued upon conversion, repurchase or exchange thereof.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of the entire registration fee.

PROSPECTUS

Class A Common Stock

        This prospectus relates solely to sales of Class A common stock of Black Knight Financial Services, Inc. by selling shareholders. The selling shareholders, who will be named in a prospectus supplement, may offer and sell shares of our Class A common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of shares of Class A common stock to be offered by the selling shareholders.

        This prospectus describes some of the general terms that may apply to our Class A common stock. Each time any shares of Class A common stock are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our Class A common stock to be sold by the selling shareholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

        This prospectus may not be used to offer and sell shares of our Class A common stock unless accompanied by a prospectus supplement or a free writing prospectus.

        The shares of our Class A common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our Class A common stock offered by this prospectus and the accompanying prospectus supplement may be offered by the selling shareholders directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        Our Class A common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “BKFS”.

        Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” on page 7 before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf registration process, the selling shareholders may, from time to time, offer and/or sell our Class A common stock in one or more offerings or resales. This prospectus provides you with a general description of the Class A common stock that the selling shareholders may offer. Each time the selling shareholders sell shares of Class A common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of the selling shareholders. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference,” and any applicable free writing prospectus before making an investment in our Class A common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the Registration Statement of which this prospectus is a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

        Neither the delivery of this prospectus or any applicable prospectus supplement or any free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or any free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor any selling shareholder or any of our or their respective affiliates have authorized anyone to provide you with different information and we and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Black Knight” or the “Company” refer to Black Knight Financial Services, Inc., a Delaware corporation, and its consolidated subsidiaries.

 WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.bkfs.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not incorporated by reference into this prospectus. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents, which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, or the Exchange Act):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, which we filed with the SEC on February 24, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which we filed with the SEC on May 5, 2017;

  •
  our Current Reports on Form 8-K, which we filed with the SEC on March 2, 2017 and April 27, 2017; and

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A for our 2016 Annual Meeting of Shareholders, filed with the SEC on April 26, 2017;

  •
  the description of our capital stock contained or incorporated by reference in our registration statement on Form 8-A, as filed on May 14, 2015, and any amendments or reports filed for the purpose of updating such description.

        We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Black Knight Financial Services, Inc.
Investor Relations
601 Riverside Avenue
Jacksonville, Florida 32204
(877) 880-1990

 FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus and any documents incorporated by reference herein or therein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , including statements regarding expectations, hopes, intentions or strategies regarding the future. These statements relate to, among other things, future financial and operating results of Black Knight. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to the following:

  •
  our ability to successfully achieve the conditions to and consummate the tax-free spin off of FNF;

  •
  security breaches against our information systems;

  •
  changes to our relationships with our top clients, whom we rely on for a significant portion of our revenues and profit;

  •
  limitation of our growth due to the time and expense associated with switching from competitors’ software and services;

  •
  providing credits or refunds for prepaid amounts or contract terminations in connection with our service level commitments;

  •
  our ability to offer high-quality technical support services;

  •
  our ability to comply with or changes in laws, rules and regulations that affect our customers’ businesses;

  •
  consolidation in our end client market;

  •
  regulatory developments with respect to use of consumer data and public records;

  •
  efforts by the government to reform or address the mortgage market and current economic environment;

  •
  our clients’ relationships with government-sponsored enterprises;

  •
  our ability to adapt our solutions to technological changes or evolving industry standards;

  •
  our ability to compete effectively;

  •
  increase in the availability of free or relatively inexpensive information;

  •
  our ability to protect our proprietary technology and information rights;

  •
  infringement on the proprietary rights of others by our applications or services;

  •
  our ability to successfully consummate and integrate acquisitions;

  •
  our reliance on third parties;

  •
  our dependence on our ability to access data from external sources;

  •
  our international operations and third-party service providers;

  •
  our ability to develop widespread brand awareness cost-effectively;

  •
  system failures, damage or interruption with respect to our technology solutions;

  •
  delays or difficulty in developing or implementing new or enhanced mortgage processing or technology solutions;

  •
  change in the strength of the economy and housing market generally;

  •
  our substantial indebtedness and any additional significant debt we incur;

  •
  the adequacy of our risk management policies and procedures;

  •
  our ability to achieve our growth strategies;

  •
  litigation, investigations or other actions against us;

  •
  our dependency on distributions from BKFS LLC to pay taxes and other expenses;

  •
  cash payments in exchange for units may reduce our overall cash flow;

  •
  our status as a “controlled company” within the meaning of the NYSE; and

  •
  conflicts of interest that may arise due to FNF’s control over us.

        The risks and uncertainties that forward-looking statements are subject to include other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended December 31, 2016 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus.

        Forward-looking statements are based on our beliefs, as well as assumptions made by, and information currently available to, us. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Moreover, we operate in a competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

        You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Any forward-looking statement made by us in this prospectus or any documents incorporated by reference herein or therein speaks only as of the date on which we make it.

THE COMPANY

        We are a holding company that conducts business through Black Knight Financial Services, LLC (“BKFS LLC”) and its subsidiaries. We are a leading provider of integrated technology, workflow automation, data and analytics to the mortgage and real estate industries. Our solutions facilitate and automate many of the mission-critical business processes across the entire mortgage loan life cycle, from origination until asset disposition. We believe we differentiate ourselves by the breadth and depth of our comprehensive, integrated solutions and the insight we provide to our clients.

Corporate Information

        We are a Delaware corporation. We completed our initial public offering (“IPO”) in May 2015, and our Class A common stock is listed on the NYSE under the symbol “BKFS”. Our principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and our telephone number is (904) 854-5100. Our website address is www.bkfs.com. The information that appears on our website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2016, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our Class A common stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated or deemed to be incorporated by reference in this prospectus, before making an investment decision. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

        All shares of our Class A common stock offered by this prospectus will be sold by the selling shareholders. We will not receive any proceeds from the sale of shares by the selling shareholders.

 DESCRIPTION OF CAPITAL STOCK

        The following descriptions include summaries of the material terms of our amended and restated certificate of incorporation, our amended and restated by-laws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain our amended and restated certificate of incorporation and our amended and restated by-laws, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” We urge you to read our amended and restated certificate of incorporation and our amended and restated by-laws in their entirety.

Authorized Capitalization

        Our authorized capital stock consists of (i) 350,000,000 shares of Class A common stock, par value $0.0001 per share, of which 69,851,596 shares were outstanding as of May 4, 2017, (ii) 200,000,000 shares of Class B common stock, par value $0.0001 per share, of which 84,826,282 shares are issued and outstanding as of May 4, 2017 and (iii) 25,000,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding.

Common Stock

Class A Common Stock

        The holders of Class A common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of our Class A common stock and holders of our Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law. Delaware law may require the holders of our Class A common stock and the holders of our Class B common stock to vote as separate voting groups in the event of certain amendments to our amended and restated certificate of incorporation affecting the relative rights, preferences or other aspects of the Class A common stock or Class B common stock, respectively, or business combinations under certain circumstances.

Dividend Rights

        Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Rights upon Liquidation

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock, then outstanding, if any.

Other Rights

        The holders of our Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of our Class A common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Class B Common Stock

Issuance of Class B Common Stock with Units

        Holders of membership interests of BKFS LLC (“Units”) hold Class B common stock in amounts corresponding one-for-one to the number of Units held by them. Shares of our Class B common stock are issuable only in connection with the issuance of Units. When Units are issued by BKFS LLC, we simultaneously issue to the holder of such Units an equal number of shares of our Class B common stock. Each share of our Class B common stock will be redeemed and cancelled by us if the holder exchanges one Unit and such share of Class B common stock for either one share of Class A common stock or a cash payment pursuant to the terms of BKFS LLC’s Second Amended and Restated Limited Liability Company Agreement.

Voting Rights

        Holders of our Class B common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. Holders of our Class A common stock and holders of our Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law. Delaware law may require the holders of our Class A common stock and the holders of our Class B common stock to vote as separate voting groups in the event of certain amendments to our amended and restated certificate of incorporation affecting the relative rights, preferences or other aspects of the Class A common stock or Class B common stock, respectively, or business combinations under certain circumstances.

Dividend Rights

        The holders of our Class B common stock do not participate in any dividends declared by our board of directors.

Rights upon Liquidation

        In the event of any dissolution, liquidation or winding up of our affairs, whether voluntary or involuntary, after payment of our debts and other liabilities and making provision for any holders of our preferred stock who have a liquidation preference, the holders of Class B common stock will not be entitled to receive any of our assets.

Other Rights

        In the event of a reclassification or other similar transaction as a result of which the shares of Class A common stock are converted into another security, then a holder of shares of Class B common stock will be entitled to receive upon exchange of such shares (together with a commensurate number of Units) the amount of such security that such holder would have received if such exchange had occurred immediately prior to the record date of such reclassification or other similar transaction, taking into account any adjustment as a result of any subdivision (by any stock split or dividend, reclassification or otherwise) or combination (by reverse stock split, reclassification or otherwise) of such security that occurs after the effective time of such reclassification or other similar transaction. No shares of Class B common stock have preemptive rights to purchase additional shares of Class B common stock.

Registration Rights

        In connection with our IPO, we entered into a registration rights agreement with certain holders of the outstanding Units, including subsidiaries of FNF and certain affiliates of Thomas H. Lee

Partners, L.P. (“THL”), a Delaware limited partnership, that hold shares of our Class A common stock (the “Registration Rights Agreement”). The registration statement of which this prospectus forms a part has been requested by the selling shareholders pursuant to their rights under the Registration Rights Agreement.

        The Registration Rights Agreement provides existing holders of our Units (and their permitted transferees) that hold at least 7.5% of our registrable shares of Class A common stock (including holders of Units and corresponding shares of Class B common stock that have the right to exchange them, if we so elect, for shares of Class A common stock) the right to require us to register the number of our shares of Class A common stock requested to be so registered in accordance with the Registration Rights Agreement. In addition, holders of registrable shares of Class A common stock under the Registration Rights Agreement are entitled to request to participate in, or “piggyback” on, registrations of registrable securities for sale by us at any time after this offering. Subject to certain limitations, we are required to include in the registration all securities with respect to which we receive a written request for inclusion in the registration. These registration rights are be subject to conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances. The Registration Rights Agreement also provides that we are required to pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.

Preferred Stock

        Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences and limitations thereof, including dividend rights, specification of par value, conversion rights, voting rights, terms of redemption, specification of par value, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us without further action by the shareholders and may adversely affect the voting and other rights of the holders of Class A common stock. At present, we have no shares of preferred stock issued and outstanding, and we have no plans to issue any preferred stock.

Election and Removal of Directors; Vacancies

        Our amended and restated certificate of incorporation provides that our board of directors consist of between one and 14 directors. The exact number of directors may be fixed from time to time by a majority of our board of directors. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes of directors, with each class constituting, as nearly as possible, one-third of the total number of directors. Each class of directors will be elected for a three-year term. As a result, approximately one-third of our board of directors will be elected each year. There is no limit on the number of terms a director may serve on our board of directors.

Shareholder Action by Written Consent

        Our amended and restated certificate of incorporation provides that actions required or permitted to be taken by shareholders at an annual or special meeting may be effected without a meeting by written consent. A shareholder seeking to have the shareholders authorize or take action by written consent must deliver requests from the holders of not less than 15% of our common stock, or from the holders of our preferred stock, if the terms of such class or series of preferred stock expressly provide for action by written consent, subject to certain procedural provisions.

Anti-takeover Effects of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We believe that these provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our shareholders. However, they also give our board of directors the power to discourage acquisitions that some shareholders may favor.

Classified Board of Directors and Related Provisions

        Our amended and restated certificate of incorporation provides that our board of directors must be divided into three classes of directors (each class containing approximately one-third of the total number of directors) serving staggered three-year terms. As a result, approximately one-third of our board of directors is elected each year. This classified board provision prevents a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual shareholders meeting following the date the acquirer obtains the controlling interest. The number of directors constituting our board of directors is determined from time to time by our board of directors. Our amended and restated certificate of incorporation also provides that, subject to any rights of any preferred stock then outstanding, any director may be removed from office at any time but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class. In addition, our amended and restated certificate of incorporation provides that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office or by an affirmative vote of the sole remaining director. This provision, in conjunction with the provisions of our amended and restated certificate of incorporation authorizing our board of directors to fill vacancies on the board of directors, prevents shareholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Special Meetings

        Our amended and restated certificate of incorporation provides that, except as otherwise required by law, special meetings of the shareholders can only be called by a majority of our entire board of directors or our chairman of the board of directors or chief executive officer. Shareholders may not call a special meeting or require that our board of directors call a special meeting of shareholders.

Requirements for Advance Notification of Shareholder Meetings, Nominations and Proposals

        Our amended and restated bylaws provide that, if one of our shareholders desires to submit a proposal or nominate persons for election as directors at an annual shareholders’ meeting, the shareholder’s written notice must be received by us not less than 120 days prior to the anniversary date of the date of the proxy statement for the immediately preceding annual meeting of shareholders. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder must be received by us not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made. The notice must describe the proposal or nomination and set forth the name and address of, and stock held of record and beneficially by, the shareholder. Notices of shareholder proposals or nominations must set forth the reasons for the proposal or nomination and any material interest of the shareholder in the proposal or nomination and a representation that the shareholder intends to appear in person or by proxy at the annual meeting. Director nomination notices must set forth the name and address of the nominee, arrangements between the shareholder and the nominee and other information required under Regulation 14A of the Exchange Act. The presiding officer of the meeting may refuse to acknowledge a proposal or nomination not made in compliance with the procedures contained in our amended and restated bylaws. The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the requisite procedures are not followed and may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

Authorized but Unissued Shares

        The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without any further vote or action by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Anti-Takeover Statute

        Our amended and restated certificate of incorporation expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years after the time the shareholder became an interested shareholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested shareholder.” Subject to various exceptions, an “interested shareholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change of control attempts that are not approved by a company’s board of directors. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Limitations on Director Liability

        Under the DGCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation contains the provisions permitted by Section 102(b)(7) of the DGCL.

Corporate Opportunities

        To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the DGCL allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities. As such, and in order to address potential conflicts of interest between us and FNF or THL, our amended and restated certificate of incorporation contains provisions regulating and defining, to the fullest extent permitted by law, the conduct of our affairs as they may involve FNF and THL and FNF’s and THL’s officers and directors.

        Our amended and restated certificate of incorporation provides that, subject to any written agreement to the contrary, neither FNF nor THL will have a duty to refrain from engaging in the same or similar activities or lines of business that we engage in, and, except as set forth in our amended and restated certificate of incorporation, none of FNF, THL and FNF’s and THL’s officers and directors will be liable to us or our shareholders for any breach of any fiduciary duty due to any such activities of FNF or THL.

        Our amended and restated certificate of incorporation also provides that we may from time to time be or become a party to and perform, and may cause or permit any subsidiary to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with FNF or THL. With limited exceptions, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by us, any of our subsidiaries, FNF or THL, shall be considered contrary to any fiduciary duty to us or our shareholders of any director or officer of ours who is also a director, officer or employee of FNF or THL. With limited exceptions, to the fullest extent permitted by law, no director or officer of ours who is also a director, officer or employee of FNF or THL shall have or be under any fiduciary duty to us or our shareholders to refrain from acting on behalf of us or any of our subsidiaries or on behalf of FNF or THL in respect of any such agreement or performing any such agreement in accordance with its terms.

        Our amended and restated certificate of incorporation further provides that if one of our directors or officers who is also a director or officer of FNF or THL acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of FNF, THL or us, the director or officer will have satisfied his or her fiduciary duty to us and our shareholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:

  •
  a corporate opportunity offered to any person who is an officer of ours and who is also a director but not an officer of FNF or THL, will belong to us unless the opportunity is expressly offered to that person in a capacity other than such person’s capacity as one of our officers, in which case it will not belong to us;

  •
  a corporate opportunity offered to any person who is a director but not an officer of ours, and who is also a director or officer of FNF or THL, will belong to us only if that opportunity is expressly offered to that person in that person’s capacity as one of our directors; and

  •
  a corporate opportunity offered to any person who is an officer of any of FNF, THL or us will belong to us only if that opportunity is expressly offered to that person in that person’s capacity as one of our officers.

        Notwithstanding these provisions, our amended and restated certificate of incorporation does not prohibit us from pursuing any corporate opportunity of which we become aware.

        These provisions in our amended and restated certificate of incorporation will no longer be effective on the date that none of our directors or officers are also directors or officers of FNF or THL.

Amendment to Amended and Restated Bylaws and Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, subject to the affirmative vote of the holders of any series of preferred stock required by law, the provisions (i) of our amended and restated bylaws may be adopted, amended or repealed if approved by a majority of the board of directors then in office or approved by holders of the Class A common stock and (ii) of our amended and restated certificate of incorporation may be adopted, amended or repealed as provided by the DGCL.

Listing

        Our Class A common stock is listed on the NYSE under the symbol “BKFS”.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust.

SELLING SHAREHOLDERS

        Information regarding the beneficial ownership of our Class A common stock by the selling shareholders, the number of shares being offered by the selling shareholders and the number of shares beneficially owned by the selling shareholders after the applicable offering will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

        The selling shareholders may sell the Class A common stock offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  to or through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods.

        In addition, the manner in which the selling shareholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        The selling shareholders may also enter into hedging transactions. For example, the selling shareholders may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling shareholders to close out its short positions;

  •
  sell securities short and redeliver such shares to close out the short positions;

  •
  enter into option or other types of transactions that require the selling shareholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        The securities covered by this prospectus may be sold:

  •
  on a national securities exchange;

  •
  in the over-the-counter market; or

  •
  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by the selling shareholders from the sale;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by the selling shareholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any selling shareholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from the selling shareholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

        The selling shareholders and other persons participating in the sale or distribution of the securities will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling shareholders, or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        The selling shareholders are not restricted as to the price or prices at which the securities may be sold. Sales of such securities may have an adverse effect on the market price of the securities.

        Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.

        We cannot assure you that the selling shareholders will sell all or any portion of the securities offered hereby.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. The selling shareholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that the selling shareholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        The selling shareholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling shareholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for the selling shareholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling shareholders and its compensation.

        In connection with offerings made through underwriters or agents, the selling shareholders may enter into agreements with such underwriters or agents pursuant to which the selling shareholders receive outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received by the selling shareholders under these arrangements to close out any related open borrowings of securities.

Dealers

        The selling shareholders may sell the offered securities to dealers as principals. The selling shareholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling shareholders, at the time of resale. Dealers engaged by the selling shareholders may allow other dealers to participate in resales.

Direct Sales

        The selling shareholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        The selling shareholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        The selling shareholders will enter into such delayed contracts only with institutional purchasers that the selling shareholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        The selling shareholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for the selling shareholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

 LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the Class A common stock offered by this prospectus.

EXPERTS

        The consolidated financial statements of Black Knight Financial Services, Inc. and subsidiaries as of December 31, 2016, 2015 and 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the consolidated financial statements as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, contains an explanatory paragraph that states that, as discussed in Note 1 to the consolidated financial statements, Black Knight Financial Services, Inc. completed an IPO of its stock on May 26, 2015 and contributed the net cash proceeds received from the IPO to Black Knight Financial Services, LLC in exchange for 44.5% of the units and a managing member’s membership interest in Black Knight Financial Services, LLC. Additionally, as discussed in notes 1 and 2 to the consolidated financial statements, Lender Processing Services, Inc. merged with Lion Merger Sub, Inc. on January 2, 2014, through which Lender Processing Services, Inc. became a wholly-owned subsidiary of Fidelity National Financial, Inc., which then reorganized the operations of Lender Processing Services, Inc. and contributed certain of its operations into Black Knight Financial Services, LLC on January 3, 2014. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2016, contains an explanatory paragraph that states that Black Knight Financial Services, Inc. acquired eLynx Holdings, Inc. (“eLynx”) on May 16, 2016 and Motivity Solutions, Inc. (“Motivity”) on June 22, 2016, and management has excluded from its assessment of the effectiveness of Black Knight Financial Services, Inc.’s internal control over financial reporting as of December 31, 2016, eLynx’s and Motivity’s internal control over financial reporting associated with approximately 4.1% of total assets and 2.3% of total revenues included in the Consolidated Financial Statements of Black Knight Financial Services, Inc. and subsidiaries as of and for the year ended December 31, 2016, and that our audit of internal control over financial reporting of Black Knight Financial Services, Inc. also excludes an evaluation of the internal control over financial reporting of eLynx and Motivity.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The expenses relating to the registration of the securities will be borne by the Registrant. Such expenses are estimated to be as follows:

SEC Registration Fee	$	*
FINRA Filing Fee		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing Expenses		**
Transfer Agent, Registrar and Trustee Fees		**
Stock Exchange Listing Fee		**
Miscellaneous Expenses		**

Total	$	**

*
Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

**
Since an indeterminate amount of securities is covered by this Registration Statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.    Indemnification of Directors and Officers.

        The Registrant is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

        The Registrant’s amended and restated certificate of incorporation authorizes the indemnification of its officers and directors, consistent with Section 145 of the DGCL.

        Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

        The Registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

        Any underwriting agreement that the Registrant may enter into in connection with the sale of any securities registered hereunder may provide for indemnification to the Registrant’s directors and officers by the underwriters against certain liabilities.

Item 16.    Exhibits.

        The Exhibits to this Registration Statement are listed in the Exhibits Index on the last page and are incorporated by reference herein.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii)	each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
  (5)
  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 8th day of May, 2017.

Black Knight Financial Services, Inc.
By:	/s/ MICHAEL L. GRAVELLE
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

        Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Michael L. Gravelle and Kirk T. Larsen, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 8, 2017.

Signature	Title

/s/ THOMAS J. SANZONE Thomas J. Sanzone	President and Chief Executive Officer (Principal Executive Officer)
/s/ KIRK T. LARSEN Kirk T. Larsen	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ WILLIAM P. FOLEY, II William P. Foley, II	Director and Executive Chairman of the Board
/s/ THOMAS M. HAGERTY Thomas M. Hagerty	Director
/s/ DAVID K. HUNT David K. Hunt	Director

Signature	Title

/s/ RICHARD N. MASSEY Richard N. Massey	Director
/s/ GANESH B. RAO Ganesh B. Rao	Director
/s/ JOHN D. ROOD John D. Rood	Director

EXHIBIT INDEX

Exhibit Number		Exhibit Description
1.1	*	Underwriting Agreement.

3.1		Amended and Restated Certificate of Incorporation of Black Knight Financial Services, Inc., as currently in effect (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by Black Knight Financial Services, Inc. on May 28, 2015 (No. 001-37394))

3.2		Amended and Restated Bylaws of Black Knight Financial Services, Inc., as currently in effect (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by Black Knight Financial Services, Inc. on May 28, 2015 (No. 001-37394))

4.1		Form of Certificate of Class A common stock (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Form S-1 Registration Statement filed by Black Knight Financial Services, Inc. on May 4, 2015 (No. 333-201241))

4.2		Form of Registration Rights Agreement by and among Black Knight Financial Services, Inc., Black Knight Holdings, Inc., the THL Parties, Chicago Title Insurance Company, Fidelity National Title Insurance Company, Holders, Other Shareholders and, solely in respect of Section 4.16 thereof, Black Knight Financial Services, LLC (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Form S-1 Registration Statement filed by Black Knight Financial Services, Inc. on March 30, 2015 (No. 333-201241))

5.1	**	Opinion of Weil, Gotshal & Manges LLP.

23.1	**	Consent of KPMG LLP.

23.2	**	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney (included on signature page hereto).

*
To be filed by amendment to this Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

**
Filed herewith.